LP Reports First Quarter 2016 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported results today for the first quarter of 2016, which included the following:

•	Sales for the first quarter of $505 million were higher by 7 percent compared to the year ago quarter.

•	Income from continuing operations was $10 million ($0.07 per diluted share).

•	Non-GAAP adjusted income from continuing operations was $10 million ($0.07 per diluted share).

•	Adjusted EBITDA from continuing operations for the first quarter was $52 million compared to $6 million in the first quarter of 2015.

•	Cash and cash equivalents were $404 million as of March 31, 2016.

“The first quarter established a good to start to the year for LP," said Curt Stevens, chief executive officer. "Despite a 7% drop in in North American North Central (7/16" basis)
benchmark OSB pricing, our focus on value-added products and improved logistics coupled with higher plant utilization allowed us to post improved sequential results.  We are back on the growth track in Siding with sequential LP® SmartSide® siding volumes up 22 percent, setting a new quarterly record.  In South America, the Adjusted EBITDA was over 50 percent higher than the same quarter last year.”

For the first quarter of 2016, LP reported net income of $10 million, or $0.07 per diluted share, as compared to a net loss of $35 million, or $0.24 per diluted share for the first quarter of 2015. Adjusted EBITDA from continuing operations for the the first three months of 2016 was $52 million compared to $6 million for 2015.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the first quarter of 2016 of $217 million, a $27 million increase from $190 million of net sales in the first quarter of 2015. For the first quarter of 2016, the OSB segment reported operating income of $15 million compared to operating loss of $28 million in the first quarter of 2015. For the first quarter of 2016, adjusted EBITDA from continuing operations for this segment increased by $43 million compared to the first quarter of 2015. For the first quarter of 2016 as compared to first quarter of 2015, sales volumes were flat and sales prices increased by 14 percent. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $27 million for the quarter as compared to the first quarter of 2015.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line. These products are used in new construction, repair and remodeling and non-residential markets. The Siding segment reported net sales of $181 million in the first quarter of 2016, an increase of $8 million from $174 million in the year-ago first quarter. For the first quarter of 2016, the Siding segment reported operating income of $27 million compared to $33 million in the year-ago quarter. For the first quarter of 2016, the Siding segment reported $34 million in adjusted EBITDA from continuing operations, a decrease of $4 million compared to the first quarter of 2015.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP reported net sales in the first quarter of 2016 totaled $72 million, up 11 percent from the year-ago quarter. Operating losses decreased to $3 million for the first quarter of 2016 from $4 million in the first quarter of 2015. For the first quarter, the EWP segment showed a increase of $1 million in adjusted EBITDA from continuing operations as compared to the same quarter in 2015.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil. The segment reported net sales in the first quarter of 2016 of $31 million, down $5 million from $36 million in the first quarter of 2015. Operating income was $5 million for the first quarter of 2016 compared to $2 million in the first quarter of 2015. For the first quarter, LP reported adjusted EBITDA from continuing operations in this segment of $7 million, an increase of $2 million as compared to the first quarter of 2015.

COMPANY OUTLOOK

“The first quarter  was a pretty good quarter financially, but the better story is how we are set up for the second quarter and beyond.  The Swan Valley siding ramp-up is ahead of plan and the Hanceville press rebuild completed in January is meeting expectations. OSB prices started to rise in March and have continued to increase so far this quarter, and the order intake for Siding is strong.  With rising housing starts and robust repair / remodeling activity, the demand for our products should improve,” concluded Stevens.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Net sales	$504.6	$471.7

Income (loss) from operations	$18.9	$(33.2)

Income (loss) from operations before taxes and equity in income of unconsolidated affiliates	$13.2	$(41.5)

Non-GAAP adjusted loss from continuing operations	$9.6	$(18.9)

Net income (loss)	$10.3	$(34.5)

Net loss per share - basic and diluted	$0.07	$(0.24)

Average shares of stock outstanding - basic	142.9	142.0

Average shares of stock outstanding - diluted	145.2	142.0

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Net sales	$504.6	$471.7
Operating costs and expenses:
Cost of sales	415.5	427.8
Depreciation and amortization	27.9	26.7
Selling and administrative	42.3	38.7
(Gain) loss on sale or impairment of long-lived assets, net	—	0.1
Other operating charges and credits, net	—	11.6
Total operating costs and expenses	485.7	504.9
Income (loss) from operations	18.9	(33.2)

Non-operating income (expense):
Interest expense, net of capitalized interest	(8.0)	(7.5)
Interest income	1.8	1.4
Other non-operating items	0.5	(2.2)
Total non-operating income (expense)	(5.7)	(8.3)

Income (loss) from operations before taxes and equity in income of unconsolidated affiliates	13.2	(41.5)
Provision (benefit) for income taxes	4.4	(6.3)
Equity in income of unconsolidated affiliates	(1.5)	(0.7)

Net income (loss)	$10.3	$(34.5)

Income (loss) per share of common stock:
Net income (loss) per share - basic	$0.07	$(0.24)
Net income (loss) per share - diluted	$0.07	$(0.24)

Average shares of stock outstanding - basic	142.9	142.0
Average shares of stock outstanding - diluted	145.2	142.0

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$404.2	$434.7
Receivables, net of allowance for doubtful accounts of $1.0 million at March 31, 2016 and $1.1 million at December 31, 2015	146.4	96.4
Inventories	250.1	222.0
Prepaid expenses and other current assets	5.9	7.0
Assets held for sale	9.0	9.0
Total current assets	815.6	769.1

Timber and timberlands	51.9	53.1

Property, plant and equipment, at cost	2,411.8	2,392.5
Accumulated depreciation	(1,554.5)	(1,530.1)
Net property, plant and equipment	857.3	862.4

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Investments in and advances to affiliates	7.2	7.7
Restricted cash	14.4	14.3
Other assets	22.8	23.0
Long-term deferred tax asset	4.5	4.8
Total assets	$2,215.6	$2,176.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.1	$2.1
Accounts payable and accrued liabilities	161.9	139.6
Current portion of contingency reserves	1.3	1.3
Total current liabilities	165.3	143.0

Long-term debt, excluding current portion	751.8	751.8
Deferred income taxes	85.7	99.5
Contingency reserves, excluding current portion	15.2	15.5
Other long-term liabilities	145.8	149.5

Stockholders’ equity:
Common stock	153.1	153.0
Additional paid-in capital	492.7	496.5
Retained earnings	750.8	724.2
Treasury stock	(204.9)	(210.6)
Accumulated comprehensive loss	(139.9)	(146.1)
Total stockholders’ equity	1,051.8	1,017.0
Total liabilities and stockholders’ equity	$2,215.6	$2,176.3

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10.3	$(34.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	27.9	26.7
Income from unconsolidated affiliates, including dividends	0.5	(0.7)
(Gain) loss on sale or impairment of long-lived assets, net	—	0.1
Other operating charges and credits, net	—	11.6
Stock-based compensation related to stock plans	3.0	2.4
Exchange loss on remeasurement	0.1	3.6
Cash settlements of contingencies, net of accruals	(0.3)	0.5
Cash settlements of warranties, net of accruals	(3.5)	(3.0)
Pension expense, net of contributions	0.4	2.0
Non-cash interest expense, net	0.4	(0.1)
Other adjustments, net	—	0.3
Changes in assets and liabilities:
Increase in receivables	(47.8)	(30.9)
Increase in inventories	(26.9)	(34.2)
Decrease in prepaid expenses	1.1	2.0
Increase in accounts payable and accrued liabilities	26.0	17.2
Increase (decrease) in income taxes	3.9	(7.0)
Net cash used in operating activities	(4.9)	(44.0)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(26.3)	(14.9)
Investments in and refunds from joint ventures	—	—
Proceeds from sales of assets	—	0.4
Other financing activities	0.1	—
Net cash used in investing activities	(26.2)	(14.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1.1)	(1.4)
Sale of common stock under equity plans	0.1	0.1
Taxes paid related to net share settlement of equity awards	(0.9)	(2.4)
Net cash used in financing activities	(1.9)	(3.7)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	2.5	(2.2)
Net decrease in cash and cash equivalents	(30.5)	(64.4)
Cash and cash equivalents at beginning of period	434.7	532.7
Cash and cash equivalents at end of period	$404.2	$468.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Three Months Ended March 31,
Dollar amounts in millions	2016	2015
Net sales:
OSB	$217.0	$190.2
Siding	181.3	173.5
EWP	71.8	64.8
South America	30.5	35.9
Other	6.1	7.3
Intersegment sales	(2.1)	—
	$504.6	$471.7
Operating profit (loss):
OSB	$15.3	$(28.4)
Siding	26.9	32.9
EWP	(2.5)	(4.1)
South America	5.1	2.4
Other	(0.4)	(0.9)
Other operating charges and credits, net	—	(11.6)
Gain (loss) on sale or impairment of long-lived assets	—	(0.1)
General corporate and other expenses, net	(24.0)	(22.7)
Other non-operating income (expense)	0.5	(2.2)
Investment income	1.8	1.4
Interest expense, net of capitalized interest	(8.0)	(7.5)
Income (loss) from operations before taxes	14.7	(40.8)
Provision (benefit) for income taxes	4.4	(6.3)
Income (loss) from operations	$10.3	$(34.5)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the three months ended March 31, 2016 and 2015.

	Three Months Ended
	March 31,
	2016	2015
Oriented strand board, million square feet 3/8" basis(1)	1,052	1,004
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	64	10
Wood-based siding, million square feet 3/8" basis	331	312
Engineered I-Joist, million lineal feet(1)	19	16
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,529	2,638

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.